                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 15, 1998



                          MINDSPRING ENTERPRISES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



        DELAWARE                      0-27890                58-2113290
        --------                      -------                ----------
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)          Identification No.)



              1430 WEST PEACHTREE ST., SUITE 400, ATLANTA, GA 30309
              -----------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (404) 815-0770

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

              On October 15, 1998, MindSpring Enterprises, Inc. (the "Company"), acquired certain assets used in connection with the consumer dial-up Internet access business operated in the United States by Spry, Inc., a Washington corporation ("Spry") (the "Business"), including (i) certain of Spry's subscriber contracts relating to the Business; (ii) leases for a customer support facility and a network operations facility located in Seattle, Washington; (iii) certain contracts with original equipment manufacturers; (iv) the trademarks, service marks, registrations, and applications for "Spry," "SpryNet" and design forms thereof; (v) certain intellectual property of Spry used or useful in connection with the Business; (vi) all engineering, business and other books, papers, files and records directly related to the Business;
(vii) all manufacturer's warranties with respect to the assets being acquired, if any, to the extent assignable; and (viii) certain other tangible assets such as computers and furniture used or useful in connection with the Business (collectively, the "Assets"). The acquisition was effected pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated
September 10, 1998 among the Company, Spry and America Online, Inc., a Delaware corporation and the parent of Spry ("AOL"). The Company intends to use the Assets in a manner similar to the manner in which Spry used the Assets.

              The Company purchased the Assets for an aggregate cash purchase price equal to (a) the product of (i) Two Hundred Fifty Dollars ($250.00) and
(ii) the number of Spry subscribers who successfully transition to the Company's service after two full billing periods following the closing of this transaction, less (b) the cost of certain obligations of Spry to be assumed by the Company. The final purchase price is expected to be determined in the first quarter of 1999. The Company expects to pay AOL between $35 million and $45 million from cash on hand in connection with this transaction. At the closing of this transaction on October 15, 1998, the Company paid approximately $25 million of the purchase price to AOL.

              The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on September 15, 1998 and incorporated herein by reference. A copy of the press release, dated October 15, 1998, issued by the Company regarding the closing of the above-described transaction is attached as Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.



(a)      Financial Statement of Business Acquired.

         The financial statements of Spry required by this item are contained in the financial statements and footnotes thereto listed in the Index on page F-1 herein and are incorporated by reference herein.

(b)      Pro Forma Financial Information.

         The pro forma financial information required by this item is contained in the financial statements and footnotes thereto listed in the Index on page F-1 and is incorporated by reference herein.


(c)      Exhibits.



         2.1. Asset Purchase Agreement, dated as of September 10, 1998, by and among America Online, Inc., Spry, Inc., and MindSpring Enterprises, Inc. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated September 15, 1998 and incorporated herein by reference).

         99.1.    Press release issued by the Company dated October 15, 1998.

                          INDEX TO FINANCIAL STATEMENTS

SPRY, INC.

Report of Independent Public Accountants....................................................       F-2
Balance Sheets as of April 30, 1997, January 31, 1998
        and July 31, 1998 (unaudited).......................................................       F-3
Statement of Operations for the years ended April 30, 1996
        and 1997, the nine months ended January 31, 1998
        and the six months ended July 31, 1997 and 1998 (unaudited).........................       F-4
Statement of Shareholders' (Deficit) Equity for the years ended April 30, 1995,
        1996 and 1997 and January 31, 1998..................................................       F-5
Statements of Cash Flows for the years ended April 30, 1996
        and 1997, the nine months ended January 31, 1998
        and the six months ended July 31, 1997 and 1998 (unaudited).........................       F-6
Notes to Financial Statements...............................................................       F-7

MINDSPRING ENTERPRISES, INC.

Unaudited Pro Forma Financial Data..........................................................       F-18
Unaudited Pro Forma Balance Sheet as of June 30, 1998.......................................       F-19
Unaudited Pro Forma Statement of Operations for the six months ended
        June 30, 1998 and the twelve months ended December 31, 1997.........................       F-21

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS







To Spry, Inc.:


We have audited the accompanying balance sheets of SPRY, INC. (a Washington corporation) as of April 30, 1997 and January 31, 1998 and the related statements of operations, shareholders' (deficit) equity, and cash flows for the years ended April 30, 1996 and 1997 and the nine months ended January 31, 1998. These financial statements are the responsibility of Spry's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spry, Inc. as of April 30, 1997 and January 31, 1998 and the results of its operations and its cash flows for the years ended April 30, 1996 and 1997 and the nine months ended January 31, 1998 in conformity with generally accepted accounting principles.





/s/ Arthur Andersen LLP

Atlanta, Georgia
November 6, 1998

                                   SPRY, INC.


                                 BALANCE SHEETS

                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                       APRIL 30,    JANUARY 31,   JULY 31,
                                                                         1997          1998         1998
                                                                       ---------    -----------   ----------
                                                                                                  (Unaudited)
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                             $   337      $   110     $      0
   Accounts receivable, net of allowance for doubtful accounts of
      $1,370, $2,047, and $1,115 at April 30, 1997, January 31,
      1998, and July 31, 1998, respectively                                2,545        3,802        3,345
   Due from parent                                                             0            0        2,102
   Inventory                                                                 167          185            0
   Prepaid expenses and other assets                                         137           74          272
                                                                       ---------    ---------     --------
            Total current assets                                           3,186        4,171        5,719
                                                                       ---------    ---------     --------
PROPERTY AND EQUIPMENT,  NET                                               3,353        2,302        1,896
                                                                       ---------    ---------     --------
OTHER ASSETS
   Goodwill, net of accumulated amortization of $2,774, $3,699, and
      $1,868 at April 30, 1997, January 31, 1998, and July 31, 1998,
      respectively                                                         9,557        8,632       35,494
   Other, net of accumulated amortization of $210, $313, and $63 at
      April 30, 1997, January 31, 1998 and July 31, 1998,
      respectively                                                           180          190          156
                                                                       ---------    ---------     --------
            Total other assets                                             9,737        8,822       35,650
                                                                       ---------    ---------     --------
            Total assets                                               $  16,276    $  15,295     $ 43,265
                                                                       =========    =========     ========


                             LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                    $     716    $     344     $    740
   Accrued expenses                                                        3,707        6,181        9,161
   Due to parent                                                          30,454       35,328            0
                                                                       ---------    ---------     --------
            Total current liabilities                                     34,877       41,853        9,901
                                                                       ---------    ---------     --------
COMMITMENTS AND CONTINGENCIES (NOTE 4)

SHAREHOLDERS' (DEFICIT) EQUITY:
   Non-voting delayed convertible preferred stock, no par value,
      500,000 shares authorized, 403,864, 403,864, and 0 issued and outstanding at April 30, 1997, January 31, 1998, and July 31,
      1998, respectively                                                 102,735      102,735            0
   Common stock, no par value, 1,000 shares authorized, 100 shares issued and outstanding at April 30, 1997, January 31, 1998, and
      July 31, 1998, respectively                                              0            0            0
   Additional paid-in capital                                                  0            0       37,500
   Accumulated deficit                                                  (121,336)    (129,293)      (4,136)
                                                                       ---------    ---------     --------
            Total shareholders' (deficit) equity                         (18,601)     (26,558)      33,364
                                                                       ---------    ---------     --------
            Total liabilities and shareholders' (deficit) equity       $  16,276    $  15,295     $ 43,265
                                                                       =========    =========     ========

      The accompanying notes are an integral part of these balance sheets.

                                   SPRY, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)






                                             YEAR ENDED    YEAR ENDED       NINE MONTHS         SIX MONTHS       SIX MONTHS
                                              APRIL 30,     APRIL 30,          ENDED               ENDED           ENDED
                                               1996           1997        JANUARY 31, 1998     JULY 31, 1997   JULY 31, 1998
                                             ----------    ----------     ----------------     -------------   -------------
                                                                                                        (Unaudited)

REVENUES:
   Internet service revenues                 $  9,379       $ 32,575          $ 38,410           $ 23,559         $ 23,607
   Software revenues                           16,781          2,995                 0                  0                0
                                             --------       --------          --------           --------         --------
            Total revenues                     26,160         35,570            38,410             23,559           23,607
                                             --------       --------          --------           --------         --------
COSTS AND EXPENSES:
   Costs of revenues                           11,432         20,261            22,762             13,853           14,093
   Selling, general, and administrative        39,473         33,122            20,407             17,743           11,139
   Depreciation and amortization                2,807          3,866             3,163              2,056            2,449
                                             --------       --------          --------           --------         --------
            Total costs and expenses           53,712         57,249            46,332             33,652           27,681
                                             --------       --------          --------           --------         --------
OPERATING LOSS                                (27,552)       (21,679)           (7,922)           (10,093)          (4,074)

OTHER INCOME (EXPENSE)                          2,377            957               (35)                54              (62)
                                             --------       --------          --------           --------         --------
NET LOSS BEFORE INCOME TAX BENEFIT            (25,175)       (20,722)           (7,957)           (10,039)          (4,136)

INCOME TAX BENEFIT                              7,693              0                 0                  0                0
                                             --------       --------          --------           --------         --------
NET LOSS                                     $(17,482)      $(20,722)         $ (7,957)          $(10,039)        $ (4,136)
                                             ========       ========          ========           ========         ========



        The accompanying notes are an integral part of these statements.

                                   SPRY, INC.


                  STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY

                                 (IN THOUSANDS)





                                                NON-VOTING
                             COMMON STOCK        DELAYED
                                            CONVERTIBLE STOCK        ACCUMULATED
                            SHARES  AMOUNT  SHARES      AMOUNT         DEFICIT         TOTAL
                            ------  ------  ------    ---------     -------------   -----------
BALANCE, APRIL 30, 1995          0  $  0      404     $ 102,735     $  (83,132)     $  19,603


    Net loss                     0     0        0             0        (17,482)       (17,482)
                           -------  ----    -----     ---------     ----------      ---------
BALANCE, APRIL 30, 1996          0     0      404       102,735       (100,614)         2,121


    Net loss                     0     0        0             0        (20,722)       (20,722)
                           -------  ----    -----     ---------     ----------      ---------
BALANCE, APRIL 30, 1997          0     0      404       102,735       (121,336)       (18,601)


    Net loss                     0     0        0             0         (7,957)        (7,957)
                           -------  ----    -----     ---------     ----------      ---------
BALANCE, JANUARY 31, 1998        0  $  0      404     $ 102,735     $ (129,293)     $ (26,558)
                           =======  ====    =====     =========     ==========      =========








        The accompanying notes are an integral part of these statements.

                                   SPRY, INC.


                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                      YEAR            YEAR       NINE MONTHS    SIX MONTHS     SIX MONTHS
                                                      ENDED          ENDED          ENDED         ENDED           ENDED
                                                    APRIL 30,       APRIL 30,     JANUARY 31,    JULY 31,        JULY 31,
                                                      1996            1997           1998          1997           1998
                                                    ---------      ----------    -----------    ----------     ----------
                                                                                                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                         $(17,482)      $(20,722)      $(7,957)      $(10,039)      $(4,136)
                                                    --------       --------       -------       --------       -------
   Adjustments to reconcile net loss to net
      cash (used in) provided by operating
      activities:
         Depreciation and amortization                 2,807          3,866         3,163          2,056         2,449
         Loss on disposal of equipment                    97            121            72             33            62
         Changes in operating assets and
            liabilities:
            Accounts receivable, net                   5,884         (1,733)       (1,257)           843           457
            Other current assets                        (232)           515            45            111           (13)
            Accounts payable                           3,006         (3,893)         (372)           385           396
            Accrued expenses                          (1,155)         1,834         2,474            771         2,980
            Other assets                                 619            788          (113)           (16)          (29)
                                                    --------       --------       -------       --------       -------
               Total adjustments                      11,026          1,498         4,012          4,183         6,302
                                                    --------       --------       -------       --------       -------
               Net cash (used in) provided by
                 operating activities                 (6,456)       (19,224)       (3,945)        (5,856)        2,166
                                                    --------       --------       -------       --------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment, net of
      retirements                                     (5,024)        (1,494)       (1,156)          (563)         (174)
                                                    --------       --------       -------       --------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Change in due to/from parent                       11,838         19,863         4,874          7,731        (2,102)
                                                    --------       --------       -------       --------       -------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                           358           (855)         (227)         1,312          (110)


CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD           834          1,192            337           358           110
                                                    --------       --------       --------       -------       -------
CASH AND CASH EQUIVALENTS, END OF PERIOD            $  1,192       $    337       $    110       $ 1,670       $     0
                                                    ========       ========       ========       =======       =======
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest                           $      0       $      0       $     0        $     0       $     0
                                                    ========       ========       ========       =======       =======

   Cash paid for taxes                              $      0       $      0       $     0        $     0       $     0
                                                    ========       ========       ========       =======       =======







        The accompanying notes are an integral part of these statements.

                                   SPRY, INC.


                          NOTES TO FINANCIAL STATEMENTS

                   APRIL 30, 1996 AND 1997, JANUARY 31, 1998,

                     AND JULY 31, 1997 AND 1998 (UNAUDITED)

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

 1.   ORGANIZATION AND NATURE OF BUSINESS

      Spry, Inc. ("Spry" or the "Company") was organized in February 1989 and over the periods has been engaged in providing Internet access and services and selling Internet software. On February 4, 1995, H&R Block, Inc. ("H&R") issued an aggregate of approximately 404,000 shares of its non-voting delayed convertible preferred stock, options for an additional 52,000 shares thereof, and $41,800 in cash to the shareholders of Spry in exchange for all of the outstanding common stock, preferred stock, and stock options of Spry. This acquisition was accounted for as a purchase. On January 30, 1996, H&R dividended Spry to CompuServe Corporation. This was accounted for as a transfer of assets under common control so carryover basis was employed. On January 31, 1998, in transactions that were consummated concurrently, H&R sold Compuserve Corporation, including its wholly-owned subsidiary, Spry, to WorldCom, Inc. and America Online, Inc. ("AOL") acquired from WorldCom Inc. the worldwide interactive services division of CompuServe Corporation ("CompuServe"), including Spry, in a transaction accounted for as a purchase (Note 10). Collectively, H&R, CompuServe, and AOL are herein referred to as the "Parent Corporation."

      The Company initially sold prepackaged software to connect to the Internet principally utilizing its "Internet in a Box" and "Mosaic in a Box" products. As access to the Internet became increasingly prevalent, the Company switched its focus to being a subscriber based Internet service provider. Beginning in mid-1997, the Parent Corporation began an effort to dispose of Spry, and advertising and marketing efforts were significantly reduced. Accordingly, selling, general, and administrative costs decreased while subscriber growth slowed and eventually began to decline.

      The financial statements and related footnotes contained herein reflect the operations of Spry's customer base of individual Internet access subscribers, principally in the United States, which includes subscribers to Spry's "Internet in a Box" family of products, and other service revenue. A portion of Spry's assets including its subscriber base, intellectual property and facilities are being acquired in a transaction accounted for as a purchase by MindSpring Enterprises, Inc. ("MindSpring") (Note 10).

  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      PRESENTATION

      The financial statements of Spry have been derived from the consolidated financial statements of its Parent Corporations and have been prepared to present the Company's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to Spry from its Parent Corporations (Note 8). These costs have been allocated on a pro rata basis based on a variety of factors, including revenues, and represent management's best estimates of what such expenses would have been had Spry been operated as a separate entity.


      QUARTERLY INFORMATION

      The balance sheet as of July 31, 1998 and the statements of operations and cash flows for the six months ended July 31, 1998 and 1997 are unaudited and have been prepared by management of the Company in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements contain all adjustments (consisting of only normal recurring items) necessary for the fair presentation of the financial position and results of operations for the interim periods. The results of operations for the six months ended July 31, 1998 are not necessarily indicative of the results to be expected for the entire year.


      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      CASH AND CASH EQUIVALENTS

      For purposes of the statements of cash flows, Spry considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The cash and cash equivalents reflected in the accompanying balance sheets represent specific accounts associated with Spry.

      Certain other cash accounts are commingled with Parent Corporation funds and Spry's portion is reflected in Due to Parent in accordance with the accompanying balance sheets.


      REVENUE RECOGNITION

      Spry recognizes revenues when Internet services are provided. Spry bills in arrears so accounts receivable includes certain services that have not yet been billed.

      Spry recognizes revenues on the sale of prepackaged software when products are shipped, net of an allowance for potential returns based on historical patterns.


      CREDIT RISK

      Spry's accounts receivable potentially subject it to credit risk, as collateral is not generally required. Spry's risk of loss is limited due to the use of preapproved charges to customer credit cards and the ability to terminate access on delinquent accounts. The concentration of credit risk is mitigated by the large number of customers comprising the customer base. The carrying amount of Spry's receivables approximates their fair value.


      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of three to five years.

      In conjunction with the AOL acquisition, the carrying value of property and equipment was adjusted to its fair market value which approximated book value.


      SOFTWARE DEVELOPMENT COSTS

      Spry capitalizes costs incurred for the production of computer software used in the sale of its services, including direct labor and related overhead. All costs in the software development process that are classified as research and development are expensed as incurred until technological feasibility has been established. For all periods presented, research and development costs were not material. Once technological feasibility has been established, such costs are capitalized until the software is commercially available. Amortization is provided over three years. It is reasonably possible that the estimates of anticipated future revenues, the remaining estimated economic life of the product, or both will be reduced significantly in the near term due to competitive pressures.


      LONG-LIVED ASSETS

      Spry periodically reviews the values assigned to long-lived assets, such as property and equipment, software development costs, and goodwill and other intangibles to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying consolidated balance sheets are appropriately valued.


      GOODWILL

      Goodwill, which is being amortized over 10 years, relates to the pushdown of the new accounting basis resulting from the acquisition of the Company by H&R, and subsequently by AOL.

      DUE TO/FROM PARENT

      Spry either advances funds to or borrows funds from its Parent Corporations. Funds advanced to Spry are used to cover fixed asset expansion, acquisitions, and working capital requirements. The advances and borrowings are netted and are reflected in Due to/from Parent in the accompanying balance sheets. The advances are not evidenced by any written agreement, and are non-interest bearing.


      ADVERTISING COSTS

      Spry expenses all advertising costs as incurred.


      INCOME TAXES

      The income tax returns of its Parent Corporations have included the operations of Spry. For purposes of these financial statements, income taxes related to Spry have been computed and recorded on a separate return basis based on the statutory rates in effect (Note 6).

      Deferred income taxes are recorded using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for items when there is a temporary difference in recording such items for financial reporting and income tax reporting.


      SOURCES OF SUPPLIES

      Spry is dependent on related parties (Note 8) and third-party suppliers for its Internet access. Certain of these suppliers are or may become competitors of Spry, are or have been affiliates of Spry, and such suppliers are not subject to any restrictions upon their ability to compete with Spry. To the extent that these suppliers change their pricing structures, Spry may be adversely affected. Regulatory proposals are pending that may affect the prices charged by certain suppliers to Spry. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

      Spry is also dependent on certain third-party suppliers of hardware components. Although Spry attempts to maintain a minimum of two vendors for each required product, certain components used by Spry in providing its networking services are currently acquired or available from only one source. A failure by a supplier to deliver quality products on a timely basis, or the inability to develop alternative sources if and as required, could result in delays which could materially adversely affect Spry. As Spry's suppliers revise and upgrade their equipment technology, Spry may encounter difficulties in integrating the new technology into its network.

  3.  PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost and are depreciated on the straight-line method over the estimated useful lives of the assets, which range from three to five years, and consist of the following:


                                            APRIL 30,    JANUARY 31,
                                              1997          1998
                                            ---------    -----------
         Computer hardware                  $ 4,951       $ 5,819
         Leasehold improvements               1,392         1,402
         Furniture and fixtures               1,117         1,128
         Office equipment                       554           562
                                            -------       -------
                                              8,014         8,911
         Less accumulated depreciation       (4,661)       (6,609)
                                            -------       -------
         Property and equipment, net        $ 3,353       $ 2,302
                                            =======       =======

  4.  COMMITMENTS AND CONTINGENCIES


      LEASES

      Spry leases office space and certain equipment under agreements which are classified as operating leases. The following is a schedule by years of future minimum rental payments under these operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of January 31, 1998:

              1999*                                         $1,741
              2000*                                          1,706
              2001*                                          1,596
                                                            ------
                      Total minimum payments required       $5,043
                                                            ======

         *Minimum payments have not been reduced by minimum sublease rentals which are due in future periods under noncancellable subleases.

      Total rental expense net of sublease rentals for the years ended April 30, 1996 and 1997 and the nine months ended January 31, 1998 were $1,554, $1,338, and $1,090, respectively.


      LEGAL PROCEEDINGS

      Spry is subject to legal proceedings and claims which arise in the ordinary course of business. There are no pending legal proceedings to which Spry is a party which management believes are material.

  5.  STOCK OPTION PLANS


      SPRY STOCK OPTION PLAN

      Under the Company's 1995 stock option plan (the "Spry 1995 Plan"), as adopted on February 13, 1995 and subsequently amended in April 1995 upon H&R's purchase of Spry, selected employees, directors, officers, agents, consultants, advisors, and independent contractors of the company were eligible to receive options under the Spry 1995 Plan. The Company's board of directors is responsible for administering the Spry 1995 Plan. The options become exercisable at a rate of 20% per year from the grant date of the options based upon the optionee's continuous relationship with the Company. All options granted were at a price not less than the fair market value per share of the common stock at the time the option was granted. Upon acquisition by H&R, all options outstanding under the Spry 1995 Plan were converted to options to purchase shares of H&R Block delayed convertible preferred stock at a ratio of 2.09 for 1. All options granted expire ten years from the original date they were granted.


      H&R BLOCK INCENTIVE STOCK OPTION PLAN

      Under H&R's 1995 Incentive Stock Option Plan (the "H&R Plan"), as adopted on August 8, 1995, H&R authorized 100,000 options on H&R Block Common Shares. Employees eligible were H&R's Internet division ("Internet Division") employees employed prior to April 4, 1995, and were determined at the discretion of the Internet Division executive management. The H&R Plan options become exercisable in equal installments at the end of each of the three years beginning on June 30, 1996.


      STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123

      The Company has elected to account for its stock-based compensation plans under APB No. 25; however, the Company has computed for pro forma disclosure purposes the value of all options granted during the year ended April 30, 1996 using the Black-Scholes option-pricing model as prescribed by SFAS No. 123 using the following weighted average assumptions:

                 Risk-free interest rate                     5.89%
                 Expected dividend yield                        0%
                 Expected lives                        Three years
                 Expected volatility                         35.32%

      There were no grants in the periods ended April 30, 1997 or January 31, 1998.

      The total value of options granted during the year ended April 30, 1996 was computed as approximately $2,356, which would be amortized on a pro forma basis over the vesting period of the options. Additionally, there was approximately $678 remaining unamortized compensation on grants prior to April 30, 1995. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's net loss and pro forma net loss for the years ended April 30, 1996 and 1997 and the nine months ended
      January 31, 1998 would have been as follows:


                                                      AS              PRO
                                                    REPORTED         FORMA
                                                    --------         -----
              April 30, 1996                        $(17,482)      $(18,179)
              April 30, 1997                         (20,722)       (21,025)
              January 31, 1998                        (7,957)        (8,149)


      A summary of the status of the Company's stock options plans at April 30, 1996 and 1997 and January 31, 1998 and changes during the years then ended are presented in the following table:

                                                                  WEIGHTED
                                                                   AVERAGE
                                                                  PRICE PER
                                                   SHARES           SHARE
                                                  --------        ---------
              April 30, 1995                        51,826         $34.11
                  Grants                           122,700          44.13
                  Forfeitures                      (24,237)         42.75
                                                  --------         ------
              April 30, 1996                       150,289          40.90
                  Exercised                         (4,840)         33.63
                  Forfeitures                      (84,893)         42.87
                                                  --------         ------
              April 30, 1997                        60,556          38.71
                  Exercised                         (8,116)         34.59
                  Forfeitures                      (10,190)         43.62
                                                  --------         ------
              January 31, 1998                      42,250         $38.31
                                                  ========         ======

      The following table sets forth the exercise price range, number of shares, weighted average exercise price, and remaining contractual lives by plan as of January 31, 1998:

                                                                      WEIGHTED
                                                                       AVERAGE
                             NUMBER        EXERCISE     WEIGHTED      REMAINING
                               OF           PRICE       AVERAGE      CONTRACTUAL
                             SHARES         RANGE        PRICE          LIFE
                             ------       ---------   ---------      ----------
         1993 Grants         17,292       $   35.66   $   35.66      5.3 years
         1994 Grants          8,244           32.65       32.65      6.3 years
         H&R Plan            16,714           44.13       44.13      7.3 years

      The following table summarizes the options exercisable as of April 1996 and 1997 and January 1998:

                                                         WEIGHTED
                                                          AVERAGE
                             NUMBER        WEIGHTED     REMAINING
                               OF           AVERAGE     CONTRACTUAL
                             SHARES          PRICE         LIFE
                             ------        ---------    -----------
         As of:
           April 30, 1996    24,338        $  34.45     8.0 years
           April 30, 1997    40,319           38.30     7.0 years
           January 31, 1998  36,451           38.27     6.3 years



  6.  INCOME TAXES

      The income tax returns of its Parent Corporations have included the operations of Spry. For purposes of these financial statements, income taxes related to Spry have been computed and recorded on a separate return basis based on the statutory rates in effect.

      Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets and liabilities as of April 30, 1997 and January 31, 1998 are as follows:

                                                               APRIL 30,     JANUARY 31,
                                                                 1997           1998
                                                               --------      ---------
     Deferred tax assets (liabilities):
         Net operating loss carryforwards                      $  6,323      $   8,465
         Allowance for doubtful accounts                            466            682
         Other, net                                                  22             45
                                                               --------      ---------
     Net deferred tax assets                                      6,811          9,192
     Valuation allowance for deferred tax assets                 (6,811)        (9,192)
                                                               --------      ---------
     Net deferred taxes                                        $      0      $       0
                                                               ========      =========



      The company's net operating loss carryforwards (approximately $24,896 as of January 31, 1998) will expire between 2011 and 2013 unless utilized. For the period ended April 30, 1996, the Company's federal income tax benefit was utilized by its Parent Corporation through a tax sharing arrangement. For all other periods, the Company has not recognized the income tax benefit of the net operating loss carryforwards due to the fact that its Parent Corporation was also in a net taxable loss position and unable to utilize them. Accordingly, management has provided a 100% valuation reserve against its net deferred tax asset, consisting primarily of net operating loss carryforwards. In addition, the Company's ability to recognize the benefit from the net operating loss carryforwards could be limited under Section 382 of the Internal Revenue Code if ownership of the Company changes more than 50%, as defined.

      A reconciliation of the income tax provision computed at statutory tax rates to the income tax provision for the years ended April 30, 1996 and 1997 is as follows:

                                                                 APRIL 30          JANUARY 31,
                                                              ---------------
                                                              1996      1997         1998
                                                              ----      ----         ----
     Income tax benefit at statutory rate                     (34)%      (34)%       (34)%
     Nondeductible intangibles                                  2          2           4
     Other, net                                                 1          0           0
     Deferred tax asset valuation allowance                     1         32          30
                                                              ---        ---         ---
                   Total income tax provision                 (30)%        0 %         0 %
                                                              ===        ===         ===

  7.  EMPLOYEE BENEFIT PLAN

      The Company has a savings plan (the "Savings Plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit. Annually, the Company determines whether to make a discretionary matching contribution equal to a percentage, determined by the Company, of the employee's deferred compensation contribution. The Company has not made any material matching contributions to the Savings Plan for the related periods.

  8.  RELATED-PARTY TRANSACTIONS

      Transactions of Spry are performed and certain management and administrative services are executed by its Parent Corporations for the periods ending April 30, 1996 and 1997 and January 31, 1998 respectively. Services provided to the Company include support in major functional areas such as accounting, human resources, legal, risk management, payroll, sales and marketing, and taxes. Costs attributable to these support functions are included in selling, general, and administrative expenses. These costs are allocated to Spry based on various factors which management believes represent relative cost streams. The costs allocated to Spry were approximately $375, $1,650, and $1,238 for the years ended April 30, 1996 and 1997 and nine months ended January 31, 1998, respectively.

      Spry operates under the network agreements of its Parent Corporations and the cost of revenues for Internet services in the accompanying statement of operations represent management's best estimate of the amounts that would have been allocated to Spry for such services if it were a standalone entity.

      As discussed in Note 6, the Company recognized an income tax benefit of approximately $7,693 through a tax sharing arrangement with its Parent Corporation. This amount is reflected as a reduction in Due to/from Parent on the accompanying balance sheet.


  9.  SHAREHOLDERS' (DEFICIT) EQUITY

      The Company has authorized 1,000 shares of no par value common shares, of which 100 were outstanding for all periods.

      Prior to the AOL acquisition, Spry had outstanding 403,864 shares of non-voting delayed convertible preferred stock (no par value), which were convertible into shares of common stock at a ratio of four shares of common stock to one share of preferred stock. In conjunction with the AOL acquisition (Note 10), all such shares were retired.


10.   SUBSEQUENT EVENTS (UNAUDITED)

      As discussed in Note 1, AOL acquired Spry as part of its acquisition of CompuServe on January 31, 1998. The effect of the transaction has been pushed down to the financial statements of the Company based upon AOL's initial allocation of its purchase price of CompuServe and the Company. The following table summarizes the net assets allocated to the acquisition and the amount allocated to intangibles:

              Purchase price                                $37,500
              Tangible assets acquired                       (6,663)
              Liabilities assumed                             6,525
              Intangibles                                    37,638

      This reflects a preliminary estimate of the purchase price allocations based on management's best estimate given currently available information; however, such information may be revised up to one year from the acquisition date.

      On September 10, 1998, MindSpring entered into an Asset Purchase Agreement with Spry and AOL, pursuant to which, MindSpring agreed to acquire certain of the tangible and intangible assets and rights in connection with the consumer dial-up Internet access business currently operated by Spry as well as the domestic and Canadian subscriber base.

      The transaction was consummated on October 15, 1998 with MindSpring paying $25 million in cash to AOL. The final purchase price is estimated to be between $35 million and $45 million based on final subscriber totals on various measurement dates.

      The transaction will be completed in the first quarter of 1999, subject to certain customary closing conditions.

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following pro forma balance sheet reflects the acquisition of Spry, Inc. ("Spry") as if it had occurred on June 30, 1998. The following pro forma statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 reflect the acquisition of Spry as if it had occurred on January 1, 1997. The balance sheet information for Spry included herein is as of July 31, 1998. The statements of operations for Spry included herein reflect the results of operations for the year ended January 31, 1997 and the six months ended July 31, 1998. The pro forma financial information does not purport to represent what the Company's consolidated results of operations would have been if the acquisition had in fact occurred on these dates, nor does it purport to indicate the future consolidated financial position or future consolidated results of operations of the Company. The pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable.

                              UNAUDITED PRO FORMA
                                 BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)


Total Assets:                                  MindSpring        Spry          Subtotal      Adjustments        Pro Forma
-------------                                  ----------        ----          --------      -----------        ---------
Cash and cash equivalents                       $ 60,257       $     --       $  60,257       $(25,000)(a)      $ 35,257

Accounts receivable, net                           2,437          3,345           5,782         (3,345)(a)         2,437
Due to parent                                         --          2,102           2,102         (2,102)(a)            --
Other                                                638            272             910           (272)(a)           638
                                                --------       --------       ---------       --------          --------
   Total current assets                           63,332          5,719          68,051        (30,719)           38,332
                                                --------       --------       ---------       --------          --------

Property and equipment, net                       27,719          1,896          29,615         (1,286)(a)        28,329
                                                --------       --------       ---------       --------          --------
Intangibles, net                                   6,278         35,494          41,772        (11,104)(a)        30,668
                                                --------       --------       ---------       --------          --------
Other assets                                         801            156             957           (156)(a)           801
                                                --------       --------       ---------       --------          --------

Total assets                                    $ 98,130       $ 43,265       $ 141,395       $(43,265)         $ 98,130
                                                ========       ========       =========       ========          ========
Liabilities and Stockholders' equity:
Accounts payable                                $  4,750       $    740       $   5,490       $   (740)(a)      $  4,750


Accrued expenses                                   8,114          9,161          17,275         (9,161)(a)         8,114
Deferred revenue                                   3,351             --           3,351             --             3,351
Current portion of debt                            1,239             --           1,239             --             1,239
Current portion of capital leases                  2,697             --           2,697             --             2,697
                                                --------       --------       ---------       --------          --------
   Total current liabilities                      20,151          9,901          30,052         (9,901)           20,151
                                                --------       --------       ---------       --------          --------

Capital leases--non-current                        3,753             --           3,753             --             3,753
                                                --------       --------       ---------       --------          --------
      Total Liabilities                           23,904          9,901          33,805         (9,901)           23,904
                                                --------       --------       ---------       --------          --------

Stockholders' equity:
Preferred stock                                       --             --              --             --                --
Common stock                                         258             --             258             --               258
Additional paid-in-capital                        84,817         37,500         122,317        (37,500)(a)        84,817
Accumulated deficit                              (10,849)        (4,136)        (14,985)         4,136 (a)       (10,849)
                                                --------       --------       ---------       --------          --------
   Total stockholders' equity                     74,226         33,364         107,590        (33,364)           74,226
                                                --------       --------       ---------       --------          --------

Total Liabilities and Stockholders' equity      $ 98,130       $ 43,265       $ 141,395       $(43,265)         $ 98,130
                                                ========       ========       =========       ========          ========

(a) Reflects the preliminary purchase price allocation based on $25 million paid at initial closing. Such estimate will be revised upon final closing during the first quarter of 1999 when the final subscribers are determined under the terms of the agreement. Management's best estimate based on currently available information is that the final purchase price will be between $35-45 million (such increase will be entirely reflected as an increase in intangibles). In addition to the customer subscriber base, the Company is acquiring certain fixed assets of Spry, which have also been included in this allocation based on management's estimate of their fair market value of $610 thousand. All other assets and liabilities are not being acquired. Accordingly, they have been eliminated in the accompanying pro forma balance sheet.

                              UNAUDITED PRO FORMA
                             STATEMENT OF OPERATIONS
                          6 MONTHS ENDED JUNE 30, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                       MindSpring     Spry          Subtotal     Adjustments (a)     Pro Forma
                                                       ----------     ----          --------     ---------------     ---------
Revenues                                              $ 46,444       $ 23,607       $ 70,051       $     --             $ 70,051
                                                      --------       --------       --------       --------             --------
Costs and expenses:
   Selling, general and administrative                  23,239         11,139         34,378             --               34,378
   Cost of revenue                                      14,192         14,093         28,285             --               28,285
   Depreciation and amortization                         5,966          2,449          8,415          2,197 (b)           10,340
                                                                                                       (272)(c)
                                                      --------       --------       --------       --------             --------
                                                        43,397         27,681         71,078          1,925               73,003
                                                      --------       --------       --------       --------             --------
Operating income (loss)                                  3,047         (4,074)        (1,027)        (1,925)              (2,952)
                                                      --------       --------       --------       --------             --------
Interest income (expense), net                             (75)           (62)          (137)            --                 (137)
                                                      --------       --------       --------       --------             --------
Income before income tax expense                         2,972         (4,136)        (1,164)        (1,925)              (3,089)
Income tax expense                                         (92)            --            (92)            --                  (92)
                                                      --------       --------       --------       --------             --------
Net income                                            $  2,880       $ (4,136)      $ (1,256)      $ (1,925)            $ (3,181)
                                                      ========       ========       ========       ========             ========
Shares:
Primary                                                 23,157                                        2,467 (d)           25,624
Diluted                                                 24,588                                        1,036 (d)           25,624

Earnings per share:
Primary                                              $    0.12                                                           $ (0.12)
                                                     =========                                                           =======
Diluted                                              $    0.12                                                           $ (0.12)
                                                     =========                                                           =======

                              UNAUDITED PRO FORMA
                             STATEMENT OF OPERATIONS
                        12 MONTHS ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      MindSpring        Spry        Subtotal       Adjustments(a) Pro Forma
                                                     -----------    -----------     ---------      -----------    ----------
Revenues                                              $  52,557      $  50,190      $ 102,747      $      --      $ 102,747
                                                      ---------      ---------      ---------      ---------      ---------
Costs and expenses:
   Selling, general and administrative                   30,784         29,279         60,063             --         60,063
   Cost of revenue                                       16,823         29,689         46,512             --         46,512

   Depreciation and amortization                          8,695          4,191         12,886          6,897 (b)     17,930
                                                                                                      (1,853)(c)
                                                      ---------      ---------      ---------      ---------      ---------
                                                         56,302         63,159        119,461          5,044        124,504
                                                      ---------      ---------      ---------      ---------      ---------
Operating income (loss)                                  (3,745)       (12,969)       (16,714)        (5,044)       (21,757)
                                                      ---------      ---------      ---------      ---------      ---------
Interest income (expense), net                             (338)            (8)          (346)             0           (346)
                                                      ---------      ---------      ---------      ---------      ---------
Net income                                            $  (4,083)     $ (12,977)     $ (17,060)     $  (5,044)     $ (22,103)
                                                      =========      =========      =========      =========      =========

Shares:
Primary                                                  22,542                                        3,000 (d)     25,542

Diluted                                                  22,542                                        3,000 (d)     25,542

Earnings per share:
Primary                                               $   (0.18)                                                  $   (0.87)
                                                      =========                                                   =========
Diluted                                               $   (0.18)                                                  $   (0.87)
                                                      =========                                                   =========

(a) Adjustments have not been made to cost of revenue and selling, general and administrative costs since the amounts expected to be incurred by MindSpring are not readily determinable. However, such cost recorded by Spry include allocations from its Parent Corporations and other third-party vendors which may not be indicative of the costs that would have been incurred on a stand alone basis. Accordingly, cost of revenue and selling, general and administrative costs incurred by MindSpring in future periods may be materially different from the amounts reflected in MindSpring's historical statements.

(b) Represents additional amortization based on preliminary purchase price allocation (as noted in footnote (a) to the pro forma balance sheet) using a three-year amortization period. Management currently estimates that the final purchase price will increase between $10-20 million, which would result in $3.3-6.6 million in additional amortization expense per annum.

(c) Represents the adjustment to conform the accounting policy of the acquired company to those of the Company with respect to depreciable lives.

(d) Reflects the 3 million shares of common stock issued on May 29, 1998 as if they were outstanding since January 1, 1997. Also, the six months ended June 30, 1998 excludes the effect of stock options for purposes of the diluted calculation since the effect for pro forma purposes is antidilutive.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MINDSPRING ENTERPRISES, INC.



                                     /s/ Michael G. Misikoff
                                     -------------------------------------------
                                     Michael G. Misikoff
                                     Vice President and Chief Financial Officer



Date: November 12, 1998

                                  EXHIBIT INDEX


EXHIBIT NUMBER                            EXHIBIT

         2.1. Asset Purchase Agreement, dated as of September 10, 1998, by and among America Online, Inc., Spry, Inc., and MindSpring Enterprises, Inc. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated September 15, 1998 and incorporated herein by reference).

         99.1.    Press release issued by the Company dated October 15, 1998.